EXHIBIT 11

                                       INTERNATIONAL DIVERSIFIED INDUSTRIES, INC.
                                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                  For the three months ended               For the six months ended
                                                         June 30,                                 June 30,
                                               ----------------------------------       -------------------------------
                                                   1998               1997                  1998              1997
                                                   ----               ----                  ----              ----
Balance, January 1,                             15,154,354          2,393,354            15,154,354        2,393,354

Shares issued upon exercise of
  options and warrants                              --               15,667                  --              19,583
                                               -------------     ----------------       -------------     -------------

Common stock and equivalents                    15,154,354          2,409,021            15,154,354        2,412,937
                                               =============     ================       =============     =============


                                                       Three months                              Six months
                                                      Weighting factor                         Weighting factor
                                                        (in months)                              (in months)
                                               ----------------------------------       -------------------------------
                                                   1998               1997                  1998              1997
                                                   ----               ----                  ----              ----

Balance, January 1,                                 3                   3                    6                 6

Shares issued upon exercise of
  options and warrants                             N/A              See Below               N/A            See Below


Computation of weighted average number of shares issued upon exercise of options and warrants:

Period ended June 30,                 Three months                Six months
                                    weighting factor            weighting factor
                Shares                (in days)                   (in days)
    Date        Issued                   1997                        1997
    ----        ------                   ----                        ----

  1/31/97       23,500                  15,667                      19,583